Exhibit 1.1

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

5.375% EXCHANGEABLE SENIOR NOTES DUE 2033

Fully and Unconditionally Guaranteed by

NORTHSTAR REALTY FINANCE CORP.

and

NRFC SUB-REIT CORP.

PURCHASE AGREEMENT

June 13, 2013

Deutsche Bank Securities Inc.

As Representative of the Initial Purchasers

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Each of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Company”), NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), and NRFC Sub-REIT Corp., a Maryland corporation (the “Private REIT,” and together with NRF, the “Guarantors”), hereby confirms its agreement with Deutsche Bank Securities Inc., as representative (the “Representative”) of the several initial purchasers listed on Schedule I hereto (the “Initial Purchasers”), and each of the Initial Purchasers confirms its agreement with the Company and the Guarantors as set forth below.

1.                                      Securities.  The Company proposes to issue 5.375% Exchangeable Senior Notes due 2033 (the “Notes”), guaranteed as to payment by the Guarantors (the “Guarantee” and, together with the Notes, the “Securities”) and sell such Notes to the Initial Purchasers in the aggregate principal amount set forth in Schedule I hereto together with the Guarantee thereof (the “Firm Securities”) and to grant to the Initial Purchasers an option to purchase all or any part of an additional principal amount of Notes and the Guarantee thereof as set forth in Schedule II hereto (the “Option Securities,” and together with the Firm Securities, the “Securities”).  The Notes will be exchangeable into cash, shares of common stock of NRF, $.01 par value per share (generally, the “Common Stock” and, specifically as to the Common Stock issuable upon exchange of the Notes, the “Underlying Shares”) or a combination of cash and Common Stock at the option of the Company.  The Securities are to be issued under an indenture (the “Indenture”) to be dated as of the Initial Closing Date (as defined below) by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”).  This Agreement, the registration rights agreement, to be dated the Initial Closing Date, by and among the Representative, as representative of the several Initial Purchasers, and NRF (the “Registration Rights Agreement”), and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon certain exemptions from the registration requirements of the Securities Act.  The Initial Purchasers have advised the Company that each Initial Purchaser will offer and sell the Securities purchased by it hereunder in accordance with Section 4 hereof as soon as such Initial Purchaser deems advisable.

In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchasers a preliminary offering circular, dated June 12, 2013 (the “Preliminary Circular”) and will prepare and deliver a pricing supplement (the “Pricing Supplement”) describing the terms of the Securities, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities.  The actual interest rate, exchange ratio and certain other terms of the Notes will be determined on June 13, 2013, based on market conditions, and will be reflected in the Pricing Supplement not later than 5:30 p.m., New York City time, on such date or at such other time after the date of this Agreement as shall be agreed by the Company, the Guarantors and the Representative (the “Applicable Time”).  As used herein, “Disclosure Package” shall mean the Preliminary Circular, as supplemented by the Pricing Supplement, any exhibits thereto and the documents stated to be incorporated by reference therein, including any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Securities prior to the Applicable Time.  Promptly after the Applicable Time, the Company will prepare and deliver to the Initial Purchasers a final offering circular dated the date hereof (the “Final Circular”) and from and after the time such Final Circular is delivered to the Initial Purchasers, all references herein to the “Offering Circular” shall be deemed to be a reference to the most recent Offering Circular (whether the Preliminary Circular or the Final Circular, in each case, as amended or supplemented).  The Preliminary Circular and the Final Circular are each sometimes referred to herein as a “Circular.”  Each Circular sets forth certain information concerning the Company, the Securities, the Transaction Documents and the Transactions.  The Company hereby confirms that it authorizes the use of the Preliminary Circular, the Pricing Supplement and the Final Circular, and any amendment or supplement thereto prepared by the Company for such purpose, in connection with the offer and sale of the Securities by the Initial Purchasers.  Unless stated to the contrary, all references herein to the “Circular” shall include the documents incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to a Circular shall include all documents deemed to be incorporated by reference in the Preliminary Circular or Final Circular that are filed subsequent to the date of such Circular with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act.

The term “Material Adverse Effect” or “Material Adverse Change” means any material adverse effect on, or change with respect to, the assets, business operation, earnings, prospects, properties or financial condition, present or prospective, of the Company, NRF and the Subsidiaries (as defined in Section 3(vi) below) taken as a whole.

2.                                      Purchase, Sale, Payment and Delivery of the Securities.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell and the Initial Purchasers severally agree to purchase from the Company $300,000,000 aggregate principal amount of Notes and the Guarantee thereof, at a purchase price equal to 97.0% of the principal amount thereof as set forth on Schedule I.

In addition, on the basis of the representations and warranties, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, exercisable by the Representative on behalf of all Initial Purchasers, to purchase up to an additional $45,000,000 aggregate principal amount of Option Securities at the purchase price set forth in the preceding paragraph, plus accrued and unpaid interest from the Initial Closing Date to, but excluding, the Option Closing Date (both as defined below).  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30 day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the Representative are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (each, an “Option Closing Date”) shall be determined by the Representative, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Date (as defined below).  Such Option Securities shall be purchased for the account of each Initial Purchaser in the same proportion as the principal amount of the Firm Securities set forth opposite such Initial Purchaser’s name on Schedule I hereto bears to the total principal amount of the Firm Securities (subject to adjustment by the Initial Purchasers to eliminate fractions) and may be purchased by the Initial Purchasers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Firm Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase Option Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative.

The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global notes in definitive form (the “Firm Global Notes”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package.  Payment of the purchase price for, and delivery of global certificates for, the Firm Securities shall be made at the office of Hunton & Williams LLP, 200 Park Avenue, New York, NY 10166, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (Eastern time) on June 19, 2013, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Initial Closing Date” and the Initial Closing Date and the Option Closing Dates, if any, each being the applicable “Closing Date”).

In addition, in the event that the Representative has exercised the option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for, such Option Securities shall be made at the above-mentioned office, or at such other place as shall be agreed upon by the Representative and the Company, on the Option Closing Date as determined by the Representative and the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers of certificates for the purchased Securities.

3.                                      Representations and Warranties of the Company and the Guarantors.

The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers as of the date hereof and as of each Closing Date, that:

(i)                                                        on and as of the Applicable Time, neither the Disclosure Package nor any individual Supplemental Offering Document (as defined in Section 5(b) hereof), when considered together with the Disclosure Package, and at the Closing Date, neither the Disclosure Package, the Final Circular, nor any individual Supplemental Offering Document, when considered together with the Disclosure Package, and any amendment or supplement thereto, contained or will contain, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantors shall be deemed to make any representations or warranties as to the information contained in or omitted from the Disclosure Package or the Final Circular (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Guarantors by or on behalf of the Initial Purchasers specifically for inclusion therein;

(ii)                                                     the outstanding partnership interests of the Company have been duly and validly authorized and issued; all of the outstanding shares of common stock of the Private REIT are directly and indirectly owned of record and beneficially by the Company and NRF, respectively;

(iii)                                                  NRF has an authorized capitalization as set forth in both the Disclosure Package and the Final Circular; the outstanding shares of capital stock of NRF and the Private REIT have been duly and validly authorized and issued and are fully paid and nonassessable;

(iv)                                                 the Common Stock of NRF is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE, and NRF has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or to delist the Common Stock from the NYSE, nor has NRF received any notification that the Commission or the NYSE is contemplating terminating such registration or listing;

(v)                                                    the documents incorporated or deemed to be incorporated by reference in the Offering Circular at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder;

(vi)                                                 except as disclosed in the Disclosure Package and the Final Circular, there are no outstanding (A) securities or obligations of the Company, NRF or the subsidiaries of NRF required to be set forth in Exhibit 21.1 to NRF’s Form 10-K for the fiscal year ended December 31, 2012 (other than the Company, the “Subsidiaries”) convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company, the Guarantors or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company, the Guarantors or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case of (A), (B) and (C), is required to be disclosed in the Disclosure Package or Final Circular and are not so disclosed; and the Subsidiaries listed on Exhibit 21.1 to NRF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 were the only “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) of NRF as of December 31, 2012;

(vii)                                              each of the Company, NRF and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership or limited liability company, as the case may be, except to the extent, in the case of the Subsidiaries, that the failure to be so organized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and is in good standing under the laws of its respective jurisdiction of incorporation or organization except to the extent, that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii)                                           each of the Company, the Guarantors and the Subsidiaries has the corporate, partnership or limited liability company power, as the case may be, and authority to own their respective properties and conduct their respective businesses, each as described in each of the

Disclosure Package and the Final Circular, except to the extent that the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, in the case of the Company and the Guarantors, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

(ix)                                                 the Company, the Guarantors and the Subsidiaries are duly qualified or licensed and in good standing in each jurisdiction where such qualification or license is required except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect;

(x)                                                    except as disclosed in both the Disclosure Package and the Final Circular, the Company is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to NRF, or from making any other distribution with respect to the Company’s partnership interests or from repaying to NRF or another subsidiary of NRF any amounts which may from time to time become due under any loans or advances to the Company from the Company or another subsidiary of NRF, or from transferring the Company’s property or assets to NRF or another subsidiary of NRF;

(xi)                                                 except as disclosed in both the Disclosure Package and the Final Circular, the Private REIT is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Private REIT’s shares of capital stock or from repaying to the Company, NRF or another subsidiary of NRF any amounts which may from time to time become due under any loans or advances to the Private REIT from the Company, NRF or another subsidiary of NRF, or from transferring the Private REIT’s property or assets to the Company, NRF or another subsidiary of NRF;

(xii)                                              except as disclosed in the Disclosure Package and the Final Circular, no Subsidiary (other than the Company and the Private REIT, which are covered above) is contractually prohibited or restricted, directly or indirectly, from paying dividends to the Company or the Private REIT, to the extent such Subsidiary is a direct subsidiary of the Company or the Private REIT, or from making any other distribution with respect to the outstanding membership interests of such Subsidiary or from repaying to the Company, NRF or another subsidiary of NRF any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company, NRF or another subsidiary of NRF, or from transferring such Subsidiary’s property or assets to the Company, NRF or another subsidiary of NRF, except for any such prohibitions and restrictions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or to the extent that any such restriction would currently materially limit the Company’s ability to pay interest or that would be reasonably likely to materially limit the future payment of interest on the Securities;

(xiii)                                           the Agreement of Limited Partnership of the Company, dated as of October 19, 2004, as amended (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by NRF and is a valid and binding agreement of NRF, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xiv)                                          NRF is the sole general partner of the Company and owns units of partnership interest in the Company (“OP Units”) representing an ownership interest in the Company in the percentage set forth in both the Disclosure Package and the Final Circular, and, except as disclosed in the Disclosure Package and the Final Circular, such ownership interest is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xv)                                             neither the Company nor the Guarantors nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Guarantors or any Subsidiary is a party or by which any of them or their respective properties or assets is bound, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xvi)                                          the execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under): (1) any provision of the organizational documents of the Company, the Guarantors or any Subsidiary, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Guarantors or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Guarantors or any Subsidiary, except in the case of this clause (2) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s and each of the Guarantor’s ability to perform their agreed upon obligations under the Agreement; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, the Guarantors or any Subsidiary, except for such liens, charges, claims or encumbrances which would not reasonably be expected to have a Material Adverse Effect;

(xvii)                                       this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors and is a legal, valid and binding agreement of each of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xviii)                                    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or the Guarantors’ execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company or the Guarantors or the issuance, sale and delivery of the Securities by the Company and the Guarantors, respectively, other than (A) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the

Initial Purchasers, or (B), any such approvals, authorizations, consents, orders, or filings that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s and the Guarantors’ ability to perform their agreed upon obligations under this Agreement;

(xix)                                          each of the Company, the Guarantors and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Disclosure Package and the Final Circular, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor the Guarantors or any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Guarantors or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change;

(xx)                                             the Indenture has been duly authorized by all necessary limited partnership and corporate action of NRF as general partner of the Company and each of the Guarantors as to itself and, at the Initial Closing Date, when duly executed and delivered by the Company and the Guarantors and, as the case may be, by the Trustee, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors, as the case may be, in accordance with its terms, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect;

(xxi)                                          the Registration Rights Agreement has been duly authorized by all necessary corporate action of NRF and, at the Initial Closing Date, when duly executed and delivered by NRF will constitute a valid and binding agreement of NRF, enforceable against NRF, in accordance with its terms, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect; provided, however, that no representation is made as to the enforceability of the indemnity and contribution provisions of the Registration Rights Agreement;

(xxii)                                       the Securities have been duly authorized by all necessary limited partnership and corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms and the terms of the Indenture, subject to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect;

(xxiii)                                    except as disclosed in the Disclosure Package and the Final Circular, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company and the Guarantors, threatened against the Company, the Guarantors or any Subsidiary or, to the extent that such proceeding affects the properties or assets of the Company, the

Guarantors or any Subsidiary, any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would result in a judgment, decree, award or order that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxiv)                                   the consolidated financial statements and schedules of NRF and its subsidiaries, including the notes thereto (the “Financial Statements”), incorporated by reference in the Disclosure Package and the Final Circular, present fairly the consolidated financial position of NRF and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of NRF and its subsidiaries for the periods specified; the Financial Statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules incorporated by reference in both the Disclosure Package and the Final Circular have been compiled on a basis consistent with the Financial Statements; no pro forma financial information, financial statements or supporting schedules other than Financial Statements would be required to be included in a registration statement or prospectus under the Securities Act and the Securities Act Regulations;

(xxv)                                      Grant Thornton LLP, whose reports on the consolidated financial statements of NRF and its subsidiaries constitute part of each of the Disclosure Package and the Final Circular, is, and was during the periods covered by its reports, independent as required by the Securities Act and the Securities Act Regulations;

(xxvi)                                   subsequent to the respective dates of the Financial Statements, and except as may be otherwise disclosed in each of the Disclosure Package and the Final Circular, there has not been (A) any Material Adverse Change or any development or transaction that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company, the Guarantors and the Subsidiaries taken as a whole, contemplated or entered into by the Company, the Guarantors or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Guarantors or any Subsidiary that is material to the Company, the Guarantors and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company, the Guarantors on any class of its capital stock or any Subsidiary on any of its equity interests;

(xxvii)                                the Notes, the Guarantee and the Underlying Shares conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Circular;

(xxviii)                             there are no persons with registration or other similar rights to have any equity or debt securities of the Company, the Guarantors or the Subsidiaries, including securities which are convertible into or exchangeable or redeemable for equity securities of the Company, the Guarantors or the Subsidiaries, registered by the Company or NRF under the Securities Act, except for such registration or similar rights which are fairly summarized in both the Disclosure Package and the Final Circular or granted in connection with the issuance by the Company of its 7.25% Exchangeable Senior Notes due 2027 (the “7.25% Exchangeable Notes”), its 7.50% Exchangeable Senior Notes due 2031 (the “7.50% Exchangeable Notes”) and its 8.875% Exchangeable Senior Notes due 2032 (the “8.875% Exchangeable Notes”) and the issuance by NRFC NNN Holdings, LLC of its 11.50% Exchangeable Senior Notes due 2013 (the 11.50% Exchangeable Notes”) ;

(xxix)                                   the Underlying Shares have been duly authorized and, when issued upon exchange of the Notes in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the organizational documents of NRF or any Subsidiary or under any agreement to which NRF or any Subsidiary is a party or otherwise;

(xxx)                                      all of the outstanding OP Units have been duly authorized and validly issued, and were issued free and clear of any pledge, lien, encumbrance, security interest or other claim, and were not issued in violation of any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or the Guarantors or under any agreement to which the Company, the Guarantors or any Subsidiary is a party or otherwise;

(xxxi)                                   none of the Company or the Guarantors have taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Securities;

(xxxii)                                neither the Company, the Guarantors nor any of their respective affiliates other than NorthStar Realty Securities, LLC, (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(xxxiii)                             neither the Company nor the Guarantors has relied upon the Initial Purchasers or legal counsel for the Initial Purchasers for any legal, tax or accounting advice in connection with the offering and sale of the Securities;

(xxxiv)                            any certificate signed by any officer of the Company or the Guarantors delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company or the Guarantors to each Initial Purchaser as to the matters covered thereby;

(xxxv)                               the Company, the Guarantors and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, claims, restrictions, mortgages and defects in such title (collectively, the “Encumbrances”), except such Encumbrances that are disclosed in both the Disclosure Package and the Final Circular or would not reasonably be expected to have a Material Adverse Effect; any real or personal property leased by the Company, the Guarantors or any Subsidiary is held under a lease which is a valid and binding agreement, enforceable against the Company, the Guarantors or such Subsidiary (to the extent a party thereto) and, to the Company’s and the Guarantors’ knowledge, the other parties thereto, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, (B) as otherwise disclosed in both the Disclosure Package and the Final Circular, or (C) for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxvi)                            except as disclosed in both the Disclosure Package and the Final Circular, the mortgages, if any, encumbering any real property owned in fee simple by the Company, the

Guarantors or a Subsidiary are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company, the Guarantors or any Subsidiary, (B) cross-defaulted to any indebtedness other than indebtedness of the Company, the Guarantors or any of the Subsidiaries, except in the case of this clause (B) to the extent that any such cross-default would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely impact the ability of the Company or the Guarantors to consummate the transactions contemplated by this Agreement, or (C) cross-collateralized to any property or assets not owned by the Company, the Guarantors or any of the Subsidiaries;

(xxxvii)                         the descriptions of legal or governmental proceedings, contracts, leases and other legal documents in each of the Disclosure Package and the Final Circular constitute fair summaries, which are accurate in all material respects, of such proceedings or documents, and there are no legal or governmental proceedings, contracts, leases or other documents that are known to the Company of a character that would be required to be included or filed as exhibits in a registration statement or prospectus under the Securities Act and the Securities Act Regulations which are not described in the Disclosure Package and the Final Circular; all agreements between the Company, the Guarantors or any of the Subsidiaries and third parties expressly referenced in both the Disclosure Package and the Final Circular are or will be legal, valid and binding obligations of the Company, the Guarantors or the Subsidiaries, to the extent a party thereto, and, to the knowledge of the Company and the Guarantors, of the other parties thereto, enforceable against the Company, Guarantors or Subsidiaries in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and neither the Company nor the Guarantors or any Subsidiary is in breach or default under any such agreements, except to the extent that the indemnification and contribution may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xxxviii)                      the Company, the Guarantors and the Subsidiaries own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software licenses, trade secrets, other intangible property rights and know-how (collectively, “Intangibles”) necessary for the Company, the Guarantors and the Subsidiaries taken together as a whole (the “Consolidated Company”) to conduct the business of the Consolidated Company as described in both the Preliminary Circular and the Final Circular, and neither the Company nor the Guarantors or any Subsidiary has received notice of infringement of or conflict with (and the Company, the Guarantors and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxix)                            NRF maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Consolidated Company, (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of NRF in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xl)                                                 (A) NRF has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (1) are designed to ensure that material information relating to NRF, including its consolidated subsidiaries, is made known to NRF’s principal executive officers and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of NRF’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they were established, and (B) based on the evaluation of NRF’s disclosure controls and procedures described above, NRF is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect NRF’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in NRF’s internal control over financial reporting.  Since the most recent evaluation of the disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting;

(xli)                                              each of the Company, the Guarantors and the Subsidiaries has filed on a timely basis all material federal, state, local and foreign tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all such tax returns are true, correct and complete in all material respects, and have paid all material taxes required to be paid, including any tax assessment, fine or penalty levied against the Company, the Guarantors or any of the Subsidiaries; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; all material tax liabilities are adequately provided for on the respective books of such entities;

(xlii)                                           the statements set forth in the Disclosure Package and the Final Circular under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects and fairly summarize the federal income tax considerations described therein;

(xliii)                                        the Company and the Guarantors maintain insurance, including title insurance (in each case, issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for the business of the Company, the Guarantors and each Subsidiary and generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, directors and officers liability insurance, title insurance, insurance covering real and personal property owned or leased by the Company, the Guarantors and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, floods and all other risks customarily insured against, all of which insurance is in full force and effect;

(xliv)                                       the Company, the Guarantors and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct the business of the Consolidated Company, and the Company, the Guarantors and the Subsidiaries are in compliance with all terms and conditions of any such permits, licenses or approvals, except for any failure to have required permits, licenses or other approvals or to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xlv)                                          the Company, the Guarantors and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Guarantors or any of the Subsidiaries would have any material liability; neither the Company nor the Guarantors or any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company, the Guarantors or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(xlvi)                                       none of the Company, the Guarantors, any of the Subsidiaries or, to the knowledge of the Company and the Guarantors, any officer, director, employee or agent purporting to act on behalf of the Company, the Guarantors or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Disclosure Package and the Final Circular, or (C) engaged in any material transactions, maintained any bank account or used any material corporate funds except for transactions, bank accounts and funds which have been or are, as applicable, reflected in the books and records of the Company, the Guarantors and the Subsidiaries;

(xlvii)                                    except as disclosed in both the Disclosure Package and the Final Circular, there are no material outstanding loans, advances or guarantees of indebtedness by the Company, the Guarantors or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company, the Guarantors or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors;

(xlviii)                                 except as disclosed in both the Disclosure Package and the Final Circular, all securities issued by the Company, the Guarantors, any of the Subsidiaries or any trusts established by the Company, the Guarantors or any of the Subsidiaries have been issued and sold in compliance with (A) all applicable federal and state securities laws and (B) the applicable corporate or partnership law of the jurisdiction of incorporation of the Company, the Guarantors or Subsidiary, as applicable;

(xlix)                                       to the Company’s and the Guarantors’ knowledge, no lessee of any portion of any of the real properties leased or owned by the Company, the Guarantors or any of the Subsidiaries (collectively, the “Properties”) is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l)                                                        to the Company’s and the Guarantors’ knowledge, neither the Company nor the Guarantors or any of the Subsidiaries has any liability under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material (as hereinafter defined) and there are no notices of potential liability or claims pending or, to the knowledge of the Company and the Guarantors, threatened against the Company, the Guarantors or any of the

Subsidiaries or concerning any of the Properties under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material, except for such liabilities or claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor the Guarantors or any of the Subsidiaries or, to the knowledge of the Company and the Guarantors, any other person, has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials, except for such contamination or threats of contamination which would not reasonably be expected to have a Material Adverse Effect; neither the Properties nor any other land ever owned by the Company, the Guarantors or any of the Subsidiaries is included on or, to the knowledge of the Company and the Guarantors, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties.  As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation;

(li)                                                     in connection with the offer and sale of the Securities, the Company and the Guarantors have not offered any of the Securities or any other securities convertible into or exchangeable or exercisable or redeemable for the Securities or the Underlying Shares in a manner in violation of the Securities Act; and neither the Company nor the Guarantors has distributed or will distribute any offering material in connection with the offer and sale of the Securities except for the Disclosure Package and the Final Circular;

(lii)                                                  neither the Company nor the Guarantors has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(liii)                                               except as disclosed in both the Disclosure Package and the Final Circular, no relationship, direct or indirect, exists between or among the Company, the Guarantors or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Guarantors or any of the Subsidiaries on the other hand, that would be required to be included in a registration statement or prospectus under the Securities Act and the Securities Act Regulations, and which is not so described in the Disclosure Package and the Final Circular;

(liv)                                              the Company, the Guarantors and the Subsidiaries and, to the knowledge of the Company and the Guarantors, the officers and directors of the Company, the Guarantors and the Subsidiaries, in their capacities as such, are, and at the Initial Closing Date and the Option Closing Date will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(lv)                                                 none of the Company and the Guarantors is and, after giving effect to the offering and sale of the Securities, none will be an “investment company,” or an entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(lvi)                                              the statistical and market related data included in the Disclosure Package and the Final Circular are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate;

(lvii)                                           each of NRF and the Private REIT is organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; each of NRF and the Private REIT qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2012 and the present and contemplated method of operation of NRF and the Subsidiaries will enable each of NRF and the Private REIT to meet the requirements for qualification and taxation as a REIT under the Code for their tax years ending December 31, 2013 and subsequent taxable years; and each of NRF and the Private REIT intends to continue to qualify as a REIT until the respective Boards of Directors of NRF or the Private REIT determines that it is no longer in the best interests of NRF or the Private REIT, as the case may be, to continue to qualify as a REIT; neither NRF nor any of the Subsidiaries has taken any action that would reasonably be expected to cause NRF or the Private REIT to fail to qualify as a REIT under the Code at any time;

(lviii)                                        neither the Company, the Guarantors, nor any of their respective Affiliates, nor any person acting on its or their behalf has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  As used in this Agreement, “Affiliate” means, with respect to any specified person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

(lix)                                              neither the Company, the Guarantors, nor any of their respective Affiliates, nor any person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States;

(lx)                                                 the Securities will not be, at the Closing Date, of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system;

(lxi)                                              assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers, in the manner contemplated by this Agreement and the Disclosure Package and the Final Circular to register any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; and

(lxii)                                           except as disclosed in the Disclosure Package and the Final Circular, neither the Company, the Guarantors nor any of their subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Initial Purchasers, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Initial Purchasers or any affiliate thereof.

4.                                      Offering of the Securities and the Initial Purchasers’ Representations and Warranties.

Each of the Initial Purchasers, as to itself only, represents and warrants to and severally agrees with the Company and the Guarantors that:

(a)                                 It is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

(b)                                 It (including any person acting on its behalf) has solicited offers and will solicit offers for the Securities only from, and will sell the Securities only to persons that it reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”) and such Initial Purchaser has taken or will take reasonable steps to ensure that each purchaser of the Securities is aware that the Securities are being offered and sold in reliance upon the representations and warranties deemed to have been made by such purchaser as provided in the Offering Circular under the caption “Notice to Investors” and such Initial Purchaser (and any person acting on its behalf) has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance upon Rule 144A.

(c)                                  Neither it nor any person acting on its behalf will offer or sell the Securities using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

(d)                                 The Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(e)                                  It has not offered, sold or delivered the Securities, and will not offer, sell or deliver the Securities (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date (such period, the “Distribution Compliance Period”) within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 144A under the Securities Act.  Accordingly, such Initial Purchaser represents and agrees that neither it, its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) under the Securities Act with respect to the Securities, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

(f)                                   (i) It has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) in relation to the Securities included in this offering to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21(1) of the FSMA does not apply;

(ii)                                                     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(iii)                                                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(g)                                  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State, prior to the publication of a prospectus in relation to the securities which has been approved by a competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

(i)                                                        to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)                                                     to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)                                                  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.  Each purchaser of the Securities located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(h)                                 It has not and will not offer the Securities to the public in Switzerland, and has not and will not distribute any Circular or Pricing Supplement or any other offering materials relating to the Securities in connection with any such public offering.  It acknowledges and agrees that the Securities may only be offered and any Circular or Pricing Supplement or any other offering materials relating to the Securities may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the Collective Investment Schemes Act of June 23, 2006 of Switzerland and its implementing ordinance).

(i)                                     Such Initial Purchaser represents and agrees that it has not distributed, and prior to the later to occur of the Closing Date and the completion of the distribution of the Securities will not distribute, any offering material in connection with the offering and sale of the Securities other than the Disclosure Package, the Final Circular and one or more term sheets or e-mails relating to the Securities conveyed to prospective purchasers of the Securities containing no more information than that contained in the Disclosure Package or other public information.

The Initial Purchasers understand that the Company and the Guarantors and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and the Guarantors and counsel to you will rely upon the accuracy and truth of the foregoing representations and warranties and hereby consents to such reliance.

The terms used in this Section 4 that have meanings assigned to them in Regulation S are used herein as so defined.

5.                                      Certain Covenants.

The Company and the Guarantors, jointly and severally, agree with the Initial Purchasers:

(a)                                 to furnish to the Initial Purchasers promptly, without charge, during the period referred to in paragraph (c) below, as many copies of the Offering Circular and any amendments and supplements thereto as it may reasonably request;

(b)                                 that, during such period after the date hereof and prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company will advise the Representative promptly of any proposal to amend or supplement the Final Circular (including by means of any filings with the Commission made pursuant to the Exchange Act or the Exchange Act Regulations) and will not effect such amendment or supplement without the consent of the Representative, not to be unreasonably withheld, except that nothing contained in this Section 5(b) shall prohibit the Company from filing with the Commission any report or schedule which the Company, on the advice of outside counsel, believes is required to be filed in order to comply with applicable law.  Neither the consent of the Representative, nor the Representative’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 7 hereof.  If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company has issued or shall have issued any written communication, which would be deemed a “free writing prospectus” as defined in Rule 405 under the Securities Act if the placement of the Securities contemplated by this Agreement were conducted as a public offering made pursuant to a registration statement filed with the Commission under the Securities Act (a “Supplemental Offering Document”), and there occurred or occurs an event or development as a result of which such Supplemental Offering Document conflicted or would conflict with the information contained in the Disclosure Package or the Final Circular or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will (i) notify the Representative of the same; (ii) subject to the requirements of this paragraph (b) of this Section 5, will prepare at its own expense and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission; and (iii) will supply any supplemented or amended Supplemental Offering Document to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as may be reasonably requested.  Clause (i) of the first Section of this paragraph (b) does not apply to statements in or omission from any document in the Disclosure Package, any Supplemental Offering Document or the Final Circular in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of the Initial Purchasers specifically for use therein;

(c)                                  that, if at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Circular, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Circular to comply with applicable law, the Company will promptly (i) notify the Representative of the same; (ii) subject to the requirements of paragraph (b) of this Section 5 will prepare at its own expense and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Circular to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as may be reasonably requested.  Clause (i) of the first Section of this paragraph (c) does not apply to statements in or omission from any document in the Disclosure Package, any Supplemental Offering Document or the Final Circular in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of the Initial Purchasers specifically for use therein;

(d)                                 to cooperate with the Representative for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative reasonably may designate and will maintain such qualifications in effect as long as reasonably requested by the Representative for the sale of the Securities by the Initial Purchasers; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.  The Company will promptly advise the Representative of the receipt by the Company of any written notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)                                  to use commercially reasonable efforts to do and perform all things reasonably required to be done and performed by it under this Agreement and the Transaction Documents prior to or after the Closing Date and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Securities;

(f)                                   that none of the Company, the Guarantors or any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Guarantors express no representations or agreements) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act;

(g)                                  that none of the Company, the Guarantors or any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Guarantors express no opinion) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities;

(h)                                 so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, to provide at the Company’s expense to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act;

(i)                                     to cooperate with the Representative and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;

(j)                                    to apply the net proceeds from the sale of the Securities by the Company in accordance with the statements under the caption “Use of Proceeds” in the Disclosure Package and the Final Circular;

(k)                                 not to take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company and the Guarantors to facilitate the sale or resale of the Securities;

(l)                                     in connection with the offer and sale of the Securities, not to offer Securities or any other securities convertible into or exchangeable or exercisable or redeemable for the Securities in a manner in violation of the Securities Act;

(m)                             not to distribute any prospectus or other offering material, other than the Disclosure Package and the Final Circular, in connection with the offer and sale of the Securities;

(n)                                 to refrain during a period of 45 days from the date of the Offering Circular, without the prior written consent of Deutsche Bank Securities Inc., from, directly or indirectly, (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, voluntarily making any public announcement of a disposition or transfer, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or would be expected to, result in the disposition by any person at any time in the future of), any Securities, or any securities convertible into or exercisable or exchangeable for the Securities or filing any registration statement under the Securities Act with respect to any of the foregoing (except for (i) a registration statement on Form S-3 relating to a proposed dividend reinvestment plan or employee stock purchase plan of NRF, (ii) a registration statement on Form S-3 relating to the resale of shares of Common Stock issuable upon exchange of the Securities, the 7.25% Exchangeable Notes, the 7.50% Exchangeable Notes, the 8.875% Exchangeable Notes or the 11.50% Exchangeable Notes; (iii) a post-effective amendment to any of NRF’s registration statement on Form S-3 (No. 333-184356), NRF’s registration statement on Form S-3 (333-152545), NRF’s registration statement on Form S-3 (333-146679) or NRF’s registration statement on Form S-3 (No. 333-175259), which registration statements relate to the resale of shares of Common Stock issuable upon exchange of the 8.875% Exchangeable Notes, 11.50% Exchangeable Notes, the 7.25% Exchangeable Notes and the 7.50% Exchangeable Notes, respectively, or a prospectus supplement to the prospectus included in any of such registration statements, in either case, for the purposes of naming the selling stockholders who may offer and sell such shares from time to time in the manner described therein, (iv) a universal shelf registration statement on Form S-3 and/or Form S-4 relating to securities that may be offered or sold by NRF, provided that NRF will not sell any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to such registration statement within 45 days from the date of the Final Circular, and (v) a registration statement on Form S-8 with respect to grants of stock options, restricted stock, LTIP Units or other stock based awards to employees, consultants or directors of NRF pursuant to an employee benefit plan in existence on the date hereof), or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be issued hereunder, (B) the issuance of Common Stock by NRF upon exchange or repurchase of the Securities under this Agreement, (C) securities issued in connection with employee benefit plans, stock option plans, long-term incentive plan, direct stock purchase plans and/or distribution reinvestment plans existing at the date of this Agreement, (D) any securities issued by NRF upon the exercise of an option, warrants or rights outstanding on the date hereof and referred to directly or indirectly in the Disclosure Package and the Final Circular, (E) grants of stock options, restricted stock or LTIP Units to employees, consultants or directors of NRF or its Subsidiaries pursuant to an employee benefit plan of NRF in existence on the date hereof and described in the Disclosure Package and the Final Circular, provided that the grantees thereof agree not to sell, offer, dispose of or otherwise transfer any such stock options (or the shares underlying such options), restricted stock or LTIP Units or Securities during such 45-day period without the prior written consent of Deutsche Bank Securities Inc. on behalf of the Initial Purchasers, (F) any Common Stock issued by NRF upon redemption of any of the OP Units, (G) the issuance of Common Stock or units of the Company in connection with the acquisition of assets in a transaction exempt from the requirements of the Securities Act or (H) the issuance of Common Stock by NRF upon exchange of the 7.25% Exchangeable Notes, the 7.50% Exchangeable Notes, the 8.875% Exchangeable Notes or the 11.50% Exchangeable Notes;

(o)                                 not to, and to use its commercially reasonable best efforts to cause its officers, directors and affiliates not to, (1) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company or NRF, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or NRF, to facilitate the sale or resale of any of the Securities, (2) sell, bid for, purchase or, except as provided herein, pay anyone any compensation for soliciting purchases of the Securities or (3) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company or NRF;

(p)                                 that NRF will use its best efforts to enable each of NRF and the Private REIT to meet the requirements to qualify as a REIT under the Code until the respective Boards of Directors of NRF or the Private REIT determines that it is no longer in the best interests of NRF or the Private REIT, as the case may be, to qualify as a REIT;

(q)                                 that the transfer restrictions and the other provisions set forth in the Disclosure Package and the Final Circular under the caption “Notice to Investors,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company, the Guarantors and the Representative;

(r)                                    that NRF will use its commercially reasonable best efforts to list all Underlying Shares issuable upon exchange of the Securities on the NYSE, subject to notice of issuance, for as long as any share of Common Stock is listed on the NYSE;

(s)                                   that NRF will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon exchange of the Securities; and

(t)                                    that NRF will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

6.                                      Payment of Expenses.

(a)                                 The Company and the Guarantors agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation, printing and delivery to the Initial Purchasers of the Disclosure Package or any Offering Circular (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto or of any Supplemental Offering Document, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock, if any, issuable upon exchange thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities, (iv) the qualification of the Securities for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, including the legal fees and filing fees and other disbursements of counsel for the Initial Purchasers relating thereto, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers, (v) any fees of FINRA in connection with the Securities, (vi) the fees and expenses of any outside counsel and accountants for the Company, any trustee, paying agent, transfer agent or registrar, as applicable, for the Securities and/or the shares of Common Stock issuable upon exchange of the Securities and miscellaneous expenses of the Company referred to in any Offering Circular, (vii) the fees and expenses incurred in connection with the listing of the shares of Common Stock issuable upon exchange of the Securities on the NYSE, (viii) the Company’s costs and expenses for preparation of the road show materials and (ix) the performance of the Company’s and the Guarantors’ other obligations hereunder.  The travel and accommodation expenses of the Initial Purchasers and their counsel shall not be borne by or reimbursed by the Company.  The Company and the Guarantors agree to reimburse the Initial Purchasers for the fees and disbursements of Hunton & Williams LLP, counsel for the Initial Purchasers, solely in connection with such firm delivering to the Initial Purchasers as of each Closing Date such firm’s opinion of counsel as to certain federal income tax matters and certain matters under the Investment Company Act, as set forth in Exhibits C and D hereto.

(b)                                 If this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Company or the Guarantors to comply, in all material respects, with the terms or to fulfill, in all material respects, any of the conditions of this Agreement, or if for any reason the Company or the Guarantors shall be unable to perform its or their obligations under this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers for all actual out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the reasonable fees and disbursements of Initial Purchasers’ counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Initial Purchasers in connection with this Agreement or the transactions contemplated herein.

7.                                      Conditions of the Initial Purchasers’ Obligations.

The obligations of the Initial Purchasers to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors in Section 3 hereof, in each case on and as of the Applicable Time and on and as of the applicable Closing Date, as if made on and as of the Applicable Time and on and as of the applicable Closing Date, to the accuracy of the statements of the Company’s and the Guarantors’ officers made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective covenants and agreements hereunder and to the following additional conditions:

(a)                                 The Company shall furnish to the Initial Purchasers at the Closing Date and the Option Closing Date the opinion of Sullivan & Cromwell LLP, corporate counsel for the Company, the Guarantors and the Subsidiaries, addressed to the Representative and dated the Closing Date and the Option Closing Date, substantially in the form of Exhibit A hereto.

(b)                                 The Company shall furnish to the Initial Purchasers at the Closing Date and the Option Closing Date the opinion of Venable LLP, special Maryland counsel for the Guarantors, addressed to the

Representative and dated the Closing Date and the Option Closing Date, substantially in the form of Exhibit B hereto.

(c)                                  On the date of this Agreement and at the Initial Closing Date and the Option Closing Date (if applicable), the Initial Purchasers shall have received from Grant Thornton LLP letters dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the Financial Statements and certain financial information of the Company, the Guarantors and the Subsidiaries included in the Disclosure Package and the Final Circular, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Initial Closing Date and the Option Closing Date (if applicable) shall use a “cut-off” date no more than three business days prior to such Initial Closing Date and the Option Closing Date, as the case may be.

(d)                                 The Initial Purchasers shall have received at the Initial Closing Date and the Option Closing Date the favorable opinion of and a negative assurance letter from Hunton & Williams LLP, counsel for the Initial Purchasers, addressed to the Representative and dated the Initial Closing Date and the Option Closing Date, in form and substance satisfactory to the Initial Purchasers.  In addition, the Initial Purchasers shall have received at the Initial Closing Date and the Option Closing Date, (i) the favorable opinion of Hunton & Williams LLP, counsel for the Initial Purchasers, as to certain federal income tax matters, substantially in the form of Exhibit C hereto, and (ii) the favorable opinion of Hunton & Williams LLP, counsel for the Initial Purchasers, to the effect that the Company and the Guarantors are not, and the transactions contemplated by this Agreement will not cause the Company or the Guarantors to become, an “investment company” as such term is defined under the Investment Company Act, substantially in the form of Exhibit D hereto, each addressed to the Representative and dated the Initial Closing Date and the Option Closing Date.

(e)                                  No amendment or supplement to the Disclosure Package and the Final Circular shall have been filed to which the Representative shall have objected in writing prior to the filing thereof.

(f)                                   Between the time of execution of this Agreement and the Initial Closing Date or the Option Closing Date, there shall not have been any Material Adverse Change.

(g)                                  At the Initial Closing Date, the Underlying Shares shall have been accepted for listing on the NYSE, subject to notice of issuance, and have been reserved for issuance by NRF.

(h)                                 The Initial Purchasers shall have received, at the Initial Closing Date and the Option Closing Date, a certificate of two of NRF’s executive officers, to the effect that:

(i)                                                        the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, as if made on and as of the Initial Closing Date and the Option Closing Date, as applicable, and the Company and the Guarantors have complied with all of their respective obligations hereunder and satisfied all of the conditions on their part to be performed or satisfied at or prior to the at the Initial Closing Date and the Option Closing Date, as applicable; and

(ii)                                                     subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Circular, there has not been (A) any Material Adverse Change, (B) any transaction that is material to the Company or the Guarantors and their respective subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the

Company and its subsidiaries, taken as a whole, incurred by the Company, the Guarantors or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company, the Guarantors or any Subsidiary that is material to the Company, the Guarantors and any of their respective subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Properties which has been sustained or will have been sustained which would reasonably be expected to have a Material Adverse Effect.

(i)                                     On or prior to the Initial Closing Date, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed in Schedule III hereto.

(j)                                    All corporate and partnership proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the Transaction Documents and all legal matters relating thereto shall be reasonably satisfactory to counsel to the Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith to enable them to pass upon such legal matters.

(k)                                 The Company and the Guarantors shall have furnished to the Initial Purchasers such other documents and certificates as to the accuracy and completeness of any statement in the Disclosure Package and the Final Circular, the representations, warranties and statements of the Company and the Guarantors contained herein, and the performance by the Company and the Guarantors of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Initial Closing Date or the Option Time, as the Initial Purchasers have requested prior to the date hereof.

8.                                      Termination.

The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Initial Closing Date or any Option Closing Date, (a) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Disclosure Package and Final Circular, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in senior management of NRF or the Company, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (d) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE, the NYSE MKT or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (e) a general banking moratorium shall have been declared by any federal or New York authority, or (f) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (g) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Consolidated Company.

If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Initial Purchasers shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Initial Purchasers of the Securities, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall be under no obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof) and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof).

9.                                      Default by an Initial Purchaser.

If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Circular or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.                               Indemnity and Contribution by the Company, the Guarantors, and the Initial Purchasers.

(a)                                 The Company and the Guarantors, jointly and severally, agree to indemnify, defend and hold harmless each Initial Purchaser, any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate of any Initial Purchaser acting as a selling agent of such Initial Purchaser in connection with the distribution of the Securities, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Supplemental Offering Document or the Final Circular (the terms Disclosure Package, Supplemental Offering Document and Final Circular for the purpose of this Section 10 being deemed to include the Preliminary Circular, the Pricing Supplement, any Supplemental Offering Document and the Final Circular as of their respective dates and as amended or supplemented by the Company) or (2) any omission or alleged omission to state a material fact required to be stated in the Disclosure Package, any Supplemental Offering Document (taken together with the Disclosure Package) or the Final Circular, or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1) and (2), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing by or on behalf of such Initial Purchaser to the Company or any Guarantor expressly for use therein (that information being limited to that described in Section 10(b) hereof).  The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company and the Guarantors may otherwise have.  If any action is brought against an Initial Purchaser or controlling person in respect of which indemnity may be sought against the Company or the Guarantors pursuant to the foregoing paragraph of this Section 10(a), such Initial Purchaser shall promptly notify the Company or the Guarantors, as the case may be, in writing of the institution of such action, and the Company or any Guarantor, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Guarantors, as the case may be, will not relieve the Company or the Guarantors of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  Such Initial Purchasers or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Guarantors, as the case may be, in connection with the defense of such action, or the Company or the Guarantors, as the case may be, shall not have employed counsel reasonably satisfactory to the Initial Purchasers or controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Guarantors (in which case neither the Company nor the Guarantors shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Guarantors, as the case may be, and paid as incurred (it being understood, however, that neither the Company nor any Guarantor shall be liable for the expenses of more than one separate firm of attorneys for the Initial Purchasers or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Guarantor shall be liable for any settlement of any such claim or action effected without its consent.

(b)                                 The Initial Purchasers agree, severally and not jointly, to indemnify, defend and hold harmless the Company, the Guarantors, the Company’s and any Guarantor’s directors, and any person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Guarantor or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Supplemental Offering Document or the Final Circular (the terms Disclosure Package, Supplemental Offering Document and Final Circular for the purpose of this Section 10 being deemed to include the Preliminary Circular, the Pricing Supplement, any Supplemental Offering Document and the Final Circular as of their respective dates and as amended or supplemented by the Company) or (2) any omission or alleged omission to state a material fact required to be stated in the Disclosure Package, any Supplemental Offering Document or Final Circular, or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package, any Supplemental Offering Document or the Final Circular in reliance upon and in conformity with information furnished in writing by or on behalf of the Initial Purchasers to the Company expressly for use therein.  The statements set forth in the third, eleventh and twelfth paragraphs under the caption “Plan of Distribution” in the Preliminary Circular and the Final Circular (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by or on behalf of any Initial Purchaser to the Company or the Guarantors for purposes of Section 3(i) and this Section 10.  The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that such Initial Purchaser may otherwise have.

If any action is brought against the Company, the Guarantors or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company, the Guarantors or such person shall promptly notify the Representative in writing of the institution of such action and the Initial Purchasers shall if they so elect assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve the Initial Purchasers of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Company, the Guarantors, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Guarantors or such person unless the employment of such counsel shall have been authorized in writing by the Initial Purchasers in connection with the defense of such action or the Initial Purchasers shall not have employed counsel reasonably satisfactory to the Company, the Guarantors, or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Initial Purchasers (in which case the Initial Purchasers shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred (it being understood, however, that the Initial Purchasers shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Initial Purchaser shall be liable for any settlement of any such claim or action effected without the written consent of such Initial Purchaser.

(c)                                  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, taken as a whole, on the one hand, and by the Initial Purchasers, on the other, each from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, taken as a whole, on the one hand, and of the Initial Purchasers, on the other, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, taken as a whole, shall be deemed to be equal to the gross proceeds from the offering of Securities (before deducting discounts and expenses) received by each of them and benefits received by the Initial Purchasers shall be deemed to be equal to the discounts and commissions received by the Initial Purchasers.  The relative fault of the Company and the Guarantors, taken as a whole, on the one hand, and of the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Guarantors, or by the Initial Purchasers, respectively, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)                                 The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above.  Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the discounts and commissions applicable to the Securities purchased by such Initial Purchaser.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective commitments and not joint.

(e)                                  The provisions of this Section shall not affect any agreement between the Company and the Guarantors with respect to indemnification.

11.                               Survival.

The indemnity and contribution agreements contained in Section 10 hereof and the covenants, warranties and representations contained in Sections 3, 4, 5 and 6 of this Agreement shall (i) remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers, or any person who controls any Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Guarantors or any person who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) survive any termination of this Agreement or the sale, delivery and payment of the Securities.  The Company, the Guarantors and each Initial Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Guarantors, against any of their respective officers and directors, in connection with the sale and delivery of the Securities, or in connection with the Offering Circular.

12.                               Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Initial Purchasers undertake to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Initial Purchasers with respect to the Securities shall be determined solely by the express provisions of this Agreement, and the Initial Purchasers shall not be liable except for the performance of such duties and obligations with respect to the Securities as are specifically set forth in this Agreement.  The Company and the Guarantors acknowledge that the Initial Purchasers disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Initial Purchasers’ performance of the duties and obligations expressly set forth herein.

13.                               Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Representative, shall be sufficient in all respects if delivered to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity

Capital Markets — Syndicate Desk, fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564, with a copy (which copy shall not constitute notice) to Hunton & Williams LLP, Riverfront Plaza, East Tower, Richmond, Virginia 23219, Attention: Daniel M. LeBey (facsimile: (804) 788-8218); or if to the Company or the Guarantors, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 399 Park Avenue, 18th Floor, New York, New York 10022, Attention:  General Counsel.

14.                               Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.                               Waiver of Jury Trial.

Each of the Company and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.                               No Fiduciary Duty.

The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Guarantors and (c) the engagement by the Company of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Guarantors agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Guarantors on related or other matters).  The Company and the Guarantors agree that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and the Guarantors, in connection with such transaction or the process leading thereto.

17.                               Integration.

Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

18.                               Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers, the Company, the Guarantors and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

19.                               Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Guarantors and the Representative, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

By:	NorthStar Realty Finance Corp., its sole general
partner

By:	/s/Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President & General Counsel

NORTHSTAR REALTY FINANCE CORP.

By:	/s/Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President & General Counsel

NRFC SUB-REIT CORP.

By:	/s/Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President & General Counsel

[Signature Page to Purchase Agreement]

Accepted and agreed to as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and as representative of the several Initial Purchasers

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Paul Stowell
Name: Paul Stowell
Title: Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Aggregate Principal Amount of Firm Securities to be Purchased

Deutsche Bank Securities Inc.	$115,200,000
Citigroup Global Markets Inc.	$57,600,000
UBS Securities LLC	$57,600,000
Barclays Capital Inc.	$28,800,000
J.P. Morgan Securities LLC	$28,800,000
FBR Capital Markets & Co.	$12,000,000
Total	$300,000,000

Sch. I-1

SCHEDULE II

Aggregate Principal Amount of Option Securities Available for Purchase	$45,000,000

Sch. II-1

SCHEDULE III

David T. Hamamoto

C. Preston Butcher

Stephen E. Cummings

Judith A. Hannaway

Debra A. Hess

Ronald J. Lieberman

Wesley D. Minami

Louis J. Paglia

Daniel R. Gilbert

Albert Tylis

Oscar Junquera

Sridhar Sambamurthy